UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of report (Date of earliest event reported):
January 2, 2008
Pacific Sunwear of California, Inc.
(Exact name of registrant as specified in its charter)

California	0-21296	95-3759463

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3450 East Miraloma Avenue, Anaheim, CA 92806-2101

(Address of principal executive offices) (Zip Code)
(714) 414-4000

(Registrant’s telephone number, including area code)
not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.
On January 2, 2008, the Board of Directors of Pacific Sunwear of California, Inc. (the “Company”) approved management’s recommendation to close its 154 remaining demo stores. The determination to take this action followed a review of strategic alternatives for its demo division, as previously announced in October 2007. In February 2007, the Company announced the planned closure of 74 underperforming demo stores, all of which were closed as of the end of May 2007. The Company intends to retain Gordon Brothers Group, LLP and its subsidiary, DJM Realty, LLP (collectively, “Gordon”), to assist in conducting an orderly liquidation of the merchandise inventories and store operating lease portfolio associated with demo.
As a result of the decision to close these stores, the Company estimates that it will recognize the following pre-tax charges:
Charges expected to be recognized during the fourth quarter of fiscal 2007:
•	$2 million to $3 million in employee severance and retention benefits, to be included in cost of goods sold for demo buying employees and selling, general and administrative expenses for all other demo employees

•	$1 million in inventory liquidation losses, to be included in cost of goods sold

•	Total pre-tax charges of approximately $3 million to $4 million.
None of these charges were reflected in the Company’s previously given earnings guidance for the fourth quarter of fiscal 2007.
Charges expected to be recognized during fiscal 2008:
•	$28 million to $40 million in real estate operating lease termination payments to landlords, to be included as part of occupancy within cost of goods sold

•	$2 million to $3 million in contingent fee payments to Gordon, to be included in selling, general and administrative expenses

•	$2 million to $3 million in employee severance and retention benefits, to be included in cost of goods sold for demo buying employees and selling, general and administrative expenses for all other demo employees

•	Total pre-tax charges of approximately $32 million to $46 million
The Company currently expects that all 154 remaining demo stores will be closed by the end of the first quarter of fiscal 2008 ending May 3, 2008. On a cash basis, after completion of the inventory liquidation and lease termination negotiations, together with the anticipated income tax benefits expected to be realized during fiscal 2008, the Company expects the net cash outflow from the demo store closings to be in the range of approximately near neutral to $10 million. The actual amount and timing of non-cash and cash charges incurred by the Company in connection with the closing of the 154 demo stores may be different than the estimated amounts as the Company cannot predict with certainty the actual costs of terminating the leases, the amounts to be realized from the inventory liquidation, or the contingent fees that will be payable to Gordon upon final resolution of the closure process.

As a result of the decision to close its demo stores, the Company also conducted a review of its distribution network and announced that it would consolidate all of its distribution functions within its Olathe, Kansas distribution facility. The Company believes that by leveraging the significant capacity available at its Olathe distribution facility, it will improve the overall efficiency of its supply chain, better service its stores, and reduce certain costs. The relocation of the Company’s Anaheim distribution operations is expected to result in pre-tax charges of approximately $3 million, of which approximately $1 million is expected to be incurred during the fourth quarter of fiscal 2007 and approximately $2 million is expected to be incurred during the first quarter of fiscal 2008. These charges were not reflected in the Company’s previously given earnings guidance for the fourth quarter of fiscal 2007. The Company plans to gradually phase down its operations in the Anaheim distribution center and expects the facility to close by the end of April 2008. The Company is currently evaluating sale or lease alternatives for the Anaheim distribution center, which are expected to generate cash flow in excess of the current net book value of those assets.
Forward-Looking Statements. This Report on Form 8-K contains “forward-looking statements,” including statements with respect to the Company’s plans to close its remaining 154 demo stores and consolidate its distribution operations in Olathe, Kansas, the amount and timing of anticipated lease termination, employee severance, inventory reserve, agency fee, and relocation charges associated with these decisions, and the anticipated cash flows to be generated from any sale or lease of the Anaheim distribution center. In each case, these statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company intends that these forward-looking statements be subject to the safe harbors created thereby. These statements are subject to risks, uncertainties, and other factors, including, among others, risks, uncertainties and factors set forth in our reports and documents filed with the United States Securities and Exchange Commission, including but not limited to the Annual Report on Form 10-K for the year ended February 3, 2007 and subsequent periodic reports filed with the SEC. We caution that it is impossible to predict actual results or outcomes or the effects of risks, uncertainties or other factors on anticipated results or outcomes. In particular, the timing and amount of actual charges and expenses relating to the Company’s demo stores may differ from our initial estimates depending on the terms of landlord lease terminations, amounts received for demo inventory or from alternatives for the Anaheim distribution center, and actual severance, agency and relocation costs, each of which could be impacted by unanticipated delays or costs as plans and activities are finalized. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company assumes no obligation to update or revise any such forward-looking statements to reflect events or circumstances that occur after such statements are made. Nonetheless, the Company reserves the right to make such updates from time to time by press release, periodic report or other method of public disclosure without the need for specific reference to this report. No such update shall be deemed to indicate that other statements not addressed by such update remain correct or create an obligation to provide any other updates.

Item 2.06 Material Impairments.
The response to Item 2.05 is incorporated herein by reference.
Item 7.01 Regulation FD Disclosure.
The full text of the Company’s press release announcing the planned closure of its remaining 154 demo stores is furnished as Exhibit 99.1 to this Current Report.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits

Exhibit
Number	Description
99.1	Press Release, dated January 4, 2008, announcing the planned closure of the Company’s remaining 154 demo stores

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC SUNWEAR OF CALIFORNIA, INC.
Date: January 4, 2008	By:	/s/ MICHAEL L. HENRY
Michael L. Henry
Interim Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release, dated January 4, 2008, announcing the planned closure of the Company’s remaining 154 demo stores